UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2016

CHIPOTLE MEXICAN GRILL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-32731	84-1219301
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1401 Wynkoop Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 595-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03. Material Modification to Rights of Security Holders.

The material included in Item 5.03, below, is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 4, 2016, the Board approved Amended and Restated Bylaws of the Company (the “Bylaws”) adopting a “proxy access” provision. The proxy access provision allows eligible shareholders who comply with the requirements set forth in the Bylaws to include their own nominees for director in the Company’s proxy statement along with the candidates nominated by the Board. Pursuant to the proxy access provision, a shareholder or group of not more than 20 shareholders owning an aggregate of 3% or more of the Company’s outstanding common stock continuously for at least three years may submit a limited number of candidates for election to the Board (not to exceed the greater of 2 directors or 25% of the number of directors then in office), and require the inclusion of such candidate(s) in the Company’s proxy materials for the meeting at which such election will be held.

The Bylaws also include amendments to the definition of “Net Long Beneficial Ownership” for purposes of the proxy access provision as well as for purposes of the provision in the Bylaws allowing qualifying shareholders or groups of shareholders to call special meetings of the Company’s shareholders. The amendments provide that shares sold by a shareholder in a transaction that has not been settled, including a short sale, as well as borrowed shares subject to an agreement to resell and shares subject to certain derivatives or similar agreements that have the purpose or effect of reducing the shareholder’s right to vote the shares or hedging any gain or loss realizable from maintaining the full economic ownership of such shares, will be excluded from shares held for purposes of determining a shareholder’s eligibility to call special meetings of shareholders or submit candidates for the Board under the proxy access provision. The amended definition of Net Long Beneficial Ownership also provides that ownership of shares will be deemed to continue during certain periods in which the shares have been loaned provided certain conditions are met, or in which voting power has been delegated my means of revocable proxies or similar instruments.

The Bylaws also make other changes to conform with the adoption of the proxy access provision, to clarify the vote required for action to be approved by the Company’s shareholders, and to conform to the Company’s current Amended and Restated Certificate of Incorporation, as amended. This summary of the bylaw amendments is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated into this filing by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.1	Chipotle Mexican Grill, Inc. Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chipotle Mexican Grill, Inc.

October 6, 2016	By:	/s/ Monty Moran
		Name:	Monty Moran
		Title:	Co-Chief Executive Officer

Exhibit Index

Exhibit 3.1	Chipotle Mexican Grill, Inc. Amended and Restated Bylaws